Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Mary Morrissey, Investor Relations 630-574-3467

Great Lakes Acquires Magnus Pacific Corporation

Oak Brook, Illinois – November 4, 2014 – Great Lakes Dredge & Dock Corporation (“Great Lakes”) (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, announced today it has acquired the stock of Magnus Pacific Corporation (Magnus).

Magnus is expected to generate approximately $118 million of revenue in 2014 and adds approximately $90 million to Great Lakes’ backlog, excluding project option opportunities. This transaction will be accretive to Great Lakes in 2015.

Headquartered outside of Sacramento and with regional offices in Dallas, Denver and Seattle, Magnus is a leading provider of geotechnical and environmental solutions in the Western United States. Magnus has a wide range of competencies, including levee rehabilitation and repair, slurry wall construction, mine reclamation, ground stabilization and wetlands improvements. On average, Magnus’ management team members have 20 years of experience in the geotechnical and environmental services industry.

Great Lakes CEO Jon Berger stated, “The Magnus acquisition represents another milestone in our long-term strategic vision of becoming a preeminent environmental services provider. With the addition of Magnus Pacific to the strong platform we have in place with Terra Contracting, we have expanded our geographic footprint across the United States and broadened our suite of capabilities. We look forward to building on the success that our historic dredging business and Terra have had as we continue to execute on complex projects – on both land and water – to the most demanding clients in the nation.”

Kyle Johnson, Great Lakes COO added, “Over the course of our due diligence, we were pleased with Magnus’ dedication to project execution and commitment to safety, which are key values at Great Lakes. We were also impressed with their operating expertise and professionalism, which will provide a strong foundation for integrating our core competencies. We look forward to working with the Magnus team during the integration and beyond as we grow our presence in the environmental and geotechnical space.”

Magnus Founder Louay Owaidat stated, “It was very important to Magnus senior management to find the right fit for our company, and we have found that in Great Lakes. With a shared vision to grow and expand, we look forward to a strong partnership with the Great Lakes and Terra team.”

The transaction includes $25 million in cash at closing, a seller’s note with an approximate value of $14 million and a potential earn-out. The former Magnus shareholders will become employees of Great Lakes, and as material inducements, were granted restricted stock unit awards representing the right to receive up to 1,500,000 shares of Great Lakes’ common stock. Each award vests on March 31, 2020, subject to the applicable employee’s continuous employment with Great Lakes and satisfaction of certain business milestones. The restricted stock unit awards were approved in accordance with NASDAQ Listing Rule 5635(c)(4).

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services. Great Lakes employs over 150 degreed engineers, most of whom specialize in civil and mechanical engineering, which contributes to its 124-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, the possibility that the expected efficiencies and cost savings from the Magnus acquisition will not be realized, or will not be realized within the expected time period; the risk that the Magnus and Great Lakes businesses will not be integrated successfully; disruption from the Magnus acquisition making it more difficult to maintain business and operational relationships; the risk of customer attrition, and risks and uncertainties that are described in Item 1A. “Risk Factors” of Great Lakes’ Annual Report on Form 10-K for the year ended December 31, 2013, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation

Mary Morrissey, Investor Relations

630-574-3467

Source: Great Lakes Dredge & Dock Corporation

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